CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the incorporation by reference in this Registration Statement of First Washington Realty Trust, Inc. (the "Company") on Form S-3, of: (1) our report dated January 31, 1997, except for Note 16, as to which the date is March 26, 1997, on our audits of the consolidated financial statements and financial statement schedules of the Company as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, which report is included in the Company's 1996 Form 10-K; (2) our report dated August 29, 1997, on our audit of the combined statement of revenues and certain expenses of the Chicago Properties for the year ended December 31, 1996, which report is included in the Company's Form 8-K/A dated September 9, 1997; and (3) our report dated October 18, 1996, on our audit of the combined statement of revenues and certain expenses of the New Retail Properties for the year ended December 31, 1995, which report is incorporated by reference in the Company's Form 8-K dated February 13, 1997. We also consent to the reference to our firm under the caption "Experts".






                           COOPERS & LYBRAND, L.L.P.





Washington, D.C.
January 21, 1998


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